UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2011

LECTEC CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-16159	41-1301878
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1407 South Kings Highway, Texarkana, Texas	75501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (903) 832-0993

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

In July 2008, LecTec Corporation (the “Company”) filed a complaint for patent infringement against Chattem, Inc. (“Chattem”) and four other defendants in the U.S. District Court for the Eastern District of Texas. On March 23, 2011, the Company entered into a Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Chattem to settle the Company’s claims against Chattem that Chattem infringed two of the Company’s patents related to the Company’s medicated patch technology (the “Litigation”) and issued a press release announcing its entry into the Settlement Agreement. A copy of the press release is attached to this Current Report on Form 8–K as Exhibit 99.1, which is incorporated herein by reference.

Pursuant to the Settlement Agreement, Chattem will pay the Company a one–time sum of $3,600,000 and the Company will grant to Chattem a fully paid–up, world–wide, non–exclusive and irrevocable license to (a) U.S. Patent Nos. 5,536,263 and 5,741,510 (the “Patents–In–Suit”), (b) any patent that claims priority, directly or indirectly, from the Patents–In–Suit (the “Family Patents”) and (c) any foreign counterparts of the Family Patents, for use in connection with any product or process sold or used by Chattem, other than products covered by exclusive licenses previously granted to other companies

In addition, under the Settlement Agreement the Company and Chattem entered into mutual releases of all claims.

The Settlement Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10–Q for the quarter ended March 31, 2011.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

99.1	LecTec Corporation Press Release, dated March 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECTEC CORPORATION
By:	/s/ Gregory G. Freitag
Gregory G. Freitag
Chief Executive Officer and Chief Financial Officer

Date: March 28, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	LecTec Corporation Press Release, dated March 28, 2011.